[White & Case LLP Letterhead]


April 23, 2002


Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Re:    Newmont Mining Corporation,
       12,445,837 shares of Common Stock to be issued upon exercise of the Warrants referred to below


Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of 12,445,837 shares (the "Shares") of its common stock, $1.60 par value (the "Common Stock"), that may be issued from time to time upon exercise of the outstanding Class A Warrants and Class B Warrants (collectively the "Warrants") of Newmont Mining Corporation of Canada Limited (formerly known as Franco-Nevada Mining Corporation Limited), a subsidiary of the Company. The Class A Warrants were issued pursuant to the warrant agreements dated as of September 15, 1993 and February 11, 1998, as amended and supplemented, each between Franco-Nevada Mining Corporation Limited and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as agent (the "Class A Warrant Agreements"). The Class B Warrants were issued pursuant to the warrant agreements dated as of November 12, 1993 and January 8, 1999, as amended and supplemented, each between Euro-Nevada Mining Corporation Limited and Computershare Trust Company of Canada, as agent (the "Class B Warrant Agreements" and together with the Class A Warrant Agreements, the "Warrant Agreements").

         We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

         Based on the foregoing, it is our opinion that the issuance of the Shares of Common Stock referred to above have been duly authorized by the Company and, when issued from time to time upon exercise of Warrants and upon payment of the exercise price therefore in accordance with the terms of the Warrant Agreements, will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the

White & Case
Limited Liability Partnership
Newmont Mining Corporation
Page 2


category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ White & Case LLP


MSB:JEK:mpm